SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        BlackRock World Investment Trust

             (Exact Name of Registrant as Specified in its Charter)

                     Delaware                     20-3478091
             (State of Incorporation          (I.R.S. Employer
                 or Organization)            Identification no.)


               100 Bellevue Parkway,                19809
               Wilmington, Delaware               (Zip Code)
     (Address of Principal Executive Offices)

   If this form relates to the              If this form relates to the
   registration of a class of               registration of a class of
   securities pursuant to Section           securities pursuant to Section
   12(g) of the Exchange Act and is         12(b) of the Exchange Act and is
   effective pursuant to General            effective pursuant to General
   Instruction A.(c), please check          Instruction A.(d), please check
   the following box. |X|                   the following box. |_|


Securities Act registration statement file number to which this form relates:
333-127768

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                      Name of Each Exchange on Which
   to be so Registered                      Each Class is to be Registered
   -------------------                      ------------------------------

   Common Shares of Beneficial Interest     New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (File Nos. 333-127768 and 811-21800), as filed electronically with the Securities and Exchange Commission (the "Commission") on August 23, 2005 (Accession No. 0000950172-05-002789) ("Registration Statement on Form N-2"), as amended by Pre-Effective Amendment No.1 to the Registration Statement on Form N-2, as filed with the Commission on September 9, 2005 (Accession No. 0000950172-05-002980) and by Pre-Effective Amendment No.2 to the Registration Statement on Form N-2, as filed with the Commission on September 22, 2005 (Accession No. 0001193125-05-190056).

Item 2.  Exhibits.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                            BLACKROCK WORLD
                                            INVESTMENT TRUST


                                            By:  /s/Robert S. Kapito
                                                 -------------------------------
                                            Name:  Robert S. Kapito
                                            Title: Trustee and President
                                                   (Principal Executive Officer)


Date: October 19, 2005